UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 31, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 31, 2005, Cephalon, Inc. (“Cephalon”) and McNeil Consumer & Specialty Pharmaceuticals Division of McNeil-PPC, Inc. (“McNeil”), entered into a Co-Promotion Agreement (the “Agreement”) with respect to ATTENACE™ (modafinil) Tablets [C-IV].  ATTENACE is Cephalon’s proprietary dosage form of modafinil, which is awaiting U.S. Food and Drug Administration (FDA) approval for the treatment of attention-deficit/hyperactivity disorder (ADHD) in children and adolescents between the ages of six and 17.  Cephalon submitted a Supplemental New Drug Application for ATTENACE to the FDA in December 2004 and anticipates a response on the PDUFA date of October 20, 2005.

Under the Agreement, McNeil has agreed to have at least 300 McNeil sales representatives co-promote and detail ATTENACE upon approval in the United States primarily to psychiatrists, pediatric neurologists and pediatricians.  Cephalon will promote ATTENACE to psychiatrists, neurologists, primary care physicians, and other appropriate health care professionals.  The parties will form a joint commercialization committee to oversee promotion of ATTENACE.  Cephalon will retain all responsibility for the development, manufacture, distribution and sale of the product.

Cephalon will pay McNeil commission fees calculated as a percentage of annual net sales of ATTENACE during the term of the Agreement and, if specified sales levels are reached in the final year of the Agreement, during the three calendar years following the expiration of the Agreement.

The term of the co-promote agreement is for three years following the date of commercial launch of ATTENACE (the “Term”).  McNeil has the option to terminate the Agreement prior to expiration of the Term if “Lost CONCERTA® Market Exclusivity” (as defined below) occurs, subject to the following conditions:

•                  Except as set forth in the next bullet, McNeil may only terminate the Agreement effective on or after a date that is six months following the first commercial sale of ATTENACE in the United States by providing Cephalon with at least 90 days’ advance written notice of termination;

•                  If Lost CONCERTA® Market Exclusivity occurs prior to the first commercial sale of ATTENACE in the United States, McNeil may terminate the Agreement on or after a date that is the later of (a) the four-month anniversary of Lost CONCERTA® Market Exclusivity and (b) April 30, 2006, by providing Cephalon with at least 90 days’ advance written notice of termination; provided that if the first commercial sale of ATTENACE occurs before the effective date of termination, then McNeil may only terminate the Agreement effective on or after a date that is at least six (6) months following the first commercial sale of ATTENACE; and

•                  In the event McNeil exercises its option to terminate the Agreement as a result of the occurrence of Lost CONCERTA® Market Exclusivity, Cephalon has the right to offer employment at such time to some or all of McNeil’s sales force.

“Lost CONCERTA® Market Exclusivity” is defined as the sale of a generic form of McNeil’s ADHD product CONCERTA (methylphenidate HCl) Extended-release Tablets in the United States for at least 60 days during the Term.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.

There are no material relationships between McNeil and Cephalon or any of Cephalon’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Agreement.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

None

(b)                                 Pro forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description of Document
99.1

Press Release dated September 1, 2005 – Cephalon, Inc. Announces Agreement with McNeil Consumer & Specialty Pharmaceuticals to Co-Promote New Formulation of Modafinil for Attention-Deficit/Hyperactivity Disorder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: September 1, 2005	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1

Press Release dated September 1, 2005 – Cephalon, Inc. Announces Agreement with McNeil Consumer & Specialty Pharmaceuticals to Co-Promote New Formulation of Modafinil for Attention-Deficit/Hyperactivity Disorder